Exhibit 10.1

NATURAL ENERGY LABORATORY OF HAWAII AUTHORITY

CYANOTECH CORPORATION
SUPPLEMENTAL AGREEMENT NO. 2
TO MODIFY SUBLEASE NO. K-4
DATED DECEMBER 29th, 1995

THIS SUPPLEMENTAL AGREEMENT NO. 2, made and entered into as of 9th day of March, 2012, but effective as of February 1st, 2012, by and between the NATURAL ENERGY LABORATORY OF HAWAII AUTHORITY, STATE OF HAWAII, hereinafter referred to as “Sublessor,” and CYANOTECH CORPORATION, a Nevada corporation, whose business and post office address is 73-4460 Queen Kaahumanu Hwy, #102, Kailua-Kona, HI 96740, hereinafter referred to as “Sublessee”;

W I T N E S S E T H:

WHEREAS, the Sublessee currently subleases from the Sublessor certain leased land pursuant to SUBLEASE K-4 dated December 29, 1995 between the NATURAL ENERGY LABORATORY OF HAWAII AUTHORITY, a body corporate and politic and an instrumentality and agency of the State of Hawaii organized pursuant to Hawaii Revised Statutes, Chapter 227D, as amended, hereinafter referred to as the “Sublessor”, and whose business and post office address is 73-4460 Queen Kaahumanu Hwy., #101, Kailua-Kona, Hawaii 96740 and CYANOTECH CORPORATION, a Nevada corporation, covering 90.067 acres of land at Kalaoa 1st – 4th and Ooma 1st , North Kona, Island of Hawaii, County and State of Hawaii, dated December 29, 1995 (“Primary Agreement”);

WHEREAS, the Primary Agreement was amended on November 21st, 1996 by and between the NATURAL ENERGY LABORATORY OF HAWAII AUTHORITY and CYANOTECH CORPORATION;

WHEREAS, the parties hereto now desire to extend the term of the Primary Agreement and modify the reopening of monthly rental fees;

NOW, THEREFORE, IT IS MUTUALLY UNDERSTOOD AND AGREED that the sublease term and paragraphs 1 and 2 of the Primary Agreement are hereby modified, amended and changed to read as follows:

“TO HAVE AND TO HOLD THE subleased premises unto the Sublessee for the term of ~~Thirty (30)~~ Forty (40) years, commencing on the 1st day of January, 1996, up to and including the 31st day of December, ~~2025~~ 2035, unless sooner terminated as hereinafter provided, the Sublessor reserving and the Sublessee yielding and paying to the Sublessor at the Office of the Natural Energy Laboratory of Hawaii Authority, Kona, Hawaii, State of Hawaii, a monthly rental as provided herein, payable in advance, without notice or demand, in twelve equal installments on the first day of each and every month during said term and a percentage rental as follows:

1. Rental fees. In consideration of the property and services provided by Sublessor, Sublessee agrees to pay to Sublessor a fixed rental fee in the amount of $9,360.00 per month for the period starting on January 1st, 1996 and ending on November 20th, 1996; a fixed rental fee in the amount of $12,313.00 per month for the period starting on November 21st, 1996  and ending on January 31st , 2012; and a fixed rental fee calculated at TWO HUNDRED  FORTY SIX AND 78/100 DOLLARS ($246.78) per acre per month for unimproved lands,

TWO THOUSAND TWO HUNDRED AND 00/100 DOLLARS ($2,200.00) per pond per month for ponds and EIGHTEEN AND 00/100 DOLLARS ($18) per month for tanks for the period starting on February 1st, 2012. The fixed rental fee for the period starting on February 1st, 2012 shall be based upon the entire area of the 90.067 acre parcel which includes 83.13 acres of unimproved lands, 2 ponds and tanks. Sublessee shall pay a total monthly fixed fee of $24,932.82 for the period starting on February 1st, 2012, payable in advance, without notice or demand, in equal installments on the first day of each and every month or two percent (2%) of gross sales as indicated below (the “Percentage Rent”) whichever is greater, subject to the following:”

Paragraphs 1a and 1b remain unchanged.

“2. Reopening of monthly rental fees. The minimum monthly rental fees and the percentage rental reserved shall be reopened and redetermined every fifth (5th) anniversary after the effective date of this Supplemental No. 2. ~~as of the day following the expiration of the Twentieth (20th) year of the sublease term.~~”

IT IS FURTHER AGREED that the following additional clause shall be in full force and effect:

“Level one (1) hazardous waste evaluation

Prior to the termination of this Sublease or the assignment of the subleasehold, Sublessee shall conduct a Level One (1) Hazardous Waste Evaluation and conduct a complete abatement and disposal, if necessary, satisfactory to the standards required by the Federal Environmental Protection Agency and the Department of Land and Natural Resources. The termination will not be approved by the Board of Land and Natural Resources unless this evaluation and abatement provision has been executed.”

IT IS FURTHER UNDERSTOOD AND AGREED that this Supplemental Agreement No. 2 is supplemental to the Primary Agreement and all terms, conditions and provisions thereof, unless specifically modified, amended, or changed herein remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Supplemental Agreement No. 2 effective the date indicated above

NATURAL ENERGY LABORATORY OF HAWAII AUTHORITY

By	/s/ Gregory P. Barbour

Gregory P. Barbour
Its Executive Director

Date	March 9, 2012

CYANOTECH CORPORATION A Nevada Corporation		Signed and Sworn To Me On This 14 Day of Feb, 2012 State of Hawaii County of Hawaii Third Circuit Court Hilo Hawaii Notary
Public #98583 SEAL:

By	/s/ Jole Deal	JEANE VINSON NOTARY PUBLIC Commission No. 98-583
Its	Chief Financial Officer	*STATE OF HAWAII*
Date	February 14, 2012
/s/ Jeane Vinson
Jeane Vinson
APPROVED AS TO FORM		My commission expires 20 Nov 2014

By	/s/ Bryan C. Yee	CYANOTECH CORPORATION CORPORATE SEAL 1983 NEVADA U.S.A.
Deputy Attorney General

Date	3/5/12

STATE OF HAWAII	)
	)	SS.
COUNTY OF	)

On this 14 day of Feb. 2012, before me personally appeared Jole Deal, to me personally known, who, being by me duly affirmed, did say that she is the CFO of Cyanotech Corporation, a Nevada corporation, and that the seal affixed to the instrument is the corporate seal of the corporation, and that the instrument was signed and sealed in behalf of the corporation by authority of its Board of Directors, and Jole Deal acknowledged the instrument to be the free act and deed of the corporation.

Witness my hand and seal.

JEANE VINSON	/s/ Jeane Vinson
NOTARY PUBLIC Commission No. 98-583	Print Name
*STATE OF HAWAII*	Notary Public, State of Hawaii

My commission expires: 11/09/2014

Doc. Date: Feb 14, 2012 # Pages:7	JEANE VINSON
Notary Name: Jeane Vinson 3rd Circuit	NOTARY PUBLIC Commission No. 98-583
Doc. Description:	*STATE OF HAWAII*
Sublease K-4	(Notary Stamp or Seal)
Modification

/s/ Jeane Vinson	2/14/2012
Notary Signature	Date
NOTARY CERTIFICATION

CYANOTECH CORPORATION CORPORATE SEAL 1983 NEVADA U.S.A.

STATE OF HAWAII	)
	)	SS.
COUNTY OF HAWAII	)

On this 9th day of March 2012, before me personally appeared Gregory P. Barbour, to me personally known, who, being by me duly sworn or affirmed, did say that s/he is the Executive Director of the NATURAL ENERGY LABORATORY OF HAWAII AUTHORITY, a body corporate and public instrumentality of the State of Hawaii, and that the said instrument was signed in behalf of said corporation by authority of its Board of Directors, and Gregory P. Barbour acknowledged the instrument to be the free act and deed of the corporation.

Witness my hand and seal.

/s/ Deborah G. Walch
Print Name
Notary Public, State of Hawaii

My commission expires: 12/23/2015

Doc. Date: undated # Pages: 5		DEBORAH G. WALCH
Notary Name: Deborah G. Walch 3RD Circuit		NOTARY PUBLIC Comm. No.
Doc. Description:	Sublease K-4	(Notary Stamp or Seal)
Modification

/s/ Deborah G. Walch	3/9/2012
Notary Signature	Date
NOTARY CERTIFICATION